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                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-22285) pertaining to The Liberty Corporation Retirement and Savings Plan of our report dated June 23, 2000, with respect to the financial statements of The Liberty Corporation Retirement and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.



                                                 ERNST & YOUNG LLP

Greenville, South Carolina
June 23, 2000




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